Exhibit 99.1

Worldwide Headquarters	Maximillian Marcy
1200 Willow Lake Boulevard	Investor Relations Contact
St. Paul, Minnesota 55110-5101	651-236-5062

NEWS	For Immediate Release	September 26, 2012

H.B. Fuller Reports Third Quarter 2012 Results

Adjusted Diluted EPS from Continuing Operations $0.531;

Diluted EPS from Continuing Operations $0.48

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the third quarter that ended September 1, 2012.

Third Quarter 2012 Highlights Included:

•	Integration of the acquired Forbo adhesives business remained on schedule and on track to fully deliver synergy targets;

•	Organic revenue increased 5.0 percent year-over-year with volume up 1.7 percent;

•	Gross profit margin improved 30 basis points compared to the prior quarter’s adjusted result[1];

•	Regional operating income[2] increased 39 percent versus last year;

•	Adjusted diluted EPS of $0.53[1] up 20 percent from last year;

•	Divestiture of Latin America Paints business completed and cash proceeds from sale used to reduce debt.

Third Quarter 2012 Results:

Net income from continuing operations for the third quarter of 2012 was $24.6 million, or $0.48 per diluted share, versus net income from continuing operations of $22.2 million, or $0.44 per diluted share, in last year’s third quarter. Adjusted total diluted earnings per share from continuing operations in the third quarter of 2012 were $0.531, up 20 percent from the prior year. The difference between the ‘as reported’ and adjusted net income and diluted earnings per share results, which reflects the impact of discontinued operations, special charges related to the business integration project and one-time discrete tax items, is reconciled in a table on page three of this release.

Net revenue for the third quarter of 2012 was $500.5 million, up 37.9 percent versus the third quarter of 2011. Higher average selling prices, higher volume and acquisitions positively impacted net revenue growth by 3.3, 1.7 and 38.0 percentage points, respectively. Negative foreign currency translation reduced net revenue growth by 5.1 percentage points. Organic revenue grew by 5.0 percent year-over-year.

“We are very pleased with the results we delivered this quarter as we delivered solid organic growth and significant profit improvement,” said Jim Owens, H.B. Fuller president and chief executive officer. “Our third quarter revenue was slightly below our earlier projections but strong margin management and the benefits of the business integration project generated operating income in the quarter that exceeded our internal plans. Our synergy and integration plans are on schedule and we are on track to deliver our profit improvement plans for 2012 and to deliver the expected profit targets of 15 percent EBITDA margin in 2015.”

Gross profit margin from continuing operations was down 160 basis points compared to the prior year largely due to the dilutive effects of the acquired Forbo business. Reported gross profit margin increased 90 points sequentially and increased 30 basis points in the third quarter relative to the prior quarter’s adjusted result1. The sequential improvement was mostly due to the positive impact of the business integration project and slightly lower raw material costs in some regions. Relative to the prior year, Selling, General and Administrative (SG&A) expense from continuing operations increased by 27 percent to $91.4 million, but was down 150 basis points as a percentage of net revenue to 18.3 percent. SG&A expense in the third quarter declined by over $1.5 million, or about 2 percent, relative to the prior quarter.

The effective tax rate for continuing operations was 29.5 percent in the third quarter, inline with the core tax rate estimate provided in the Company’s current earnings guidance. However, the tax rate in the quarter was impacted by several significant, and largely offsetting, one-time tax items, which are presented in a reconciliation table on page three of this release. After adjusting for these one-time items, the tax rate for adjusted income from continuing operations was 32.2 percent in the third quarter and 29.4 percent for the year-to-date, essentially in line with the earnings guidance provided in June of this year.

Balance Sheet and Cash Flow:

At the end of the third quarter of 2012, the Company had cash totaling $208 million and total debt of $532 million. This compares to second quarter levels of $154 million and $617 million, respectively. Sequentially, net debt was lower by approximately $139 million, primarily driven by the sale of the Latin American Paints business.

Year-To-Date:

Net income from continuing operations for the first nine months of 2012 was $43.3 million, or $0.85 per diluted share, versus $58.0 million, or $1.17 per diluted share, in the first nine months of last year. Adjusted total diluted earnings per share from continuing operations in the first nine months of 2012 were $1.561, up 33 percent from the prior year.

Net revenue for the first nine months of 2012 was $1,373.0 million, up 31.7 percent versus the first nine months of 2011. Higher average selling prices, higher volume, and acquisitions positively impacted net revenue growth by 6.6, 0.7 and 27.2 percentage points, respectively. Negative foreign currency translation reduced net revenue growth by 2.8 percentage points. Organic sales increased by 7.3 percent year-over-year in the first nine months of 2012.

Reconciliation of Net Income and EPS:

The table below provides a reconciliation of the 2012 third quarter and 2012 year-to-date net income and diluted earnings per share numbers referenced in this release.

	Q3 2012		YTD 2012
	$ millions	$ Per Share	$ millions	$ Per Share
Net Income	83,268	$1.64	100,510	$1.99

Less Discontinued Operations:
Pre-Tax Income	68,248		74,910
Taxes	9,532		17,524

Income from Discontinued Operations	58,716	$1.16	57,386	$1.14

Net Income from Continuing Operations	24,607	$0.48	43,275	$0.85

Add Back Special Items:
Pre-Tax Special Charges	4,654		43,263
Tax on Special Charges	(630)		(8,199)
Foreign Tax Credits	(7,390)		(7,390)
Allowance on Tax Asset in Brazil	4,200		4,200
Other Discrete Tax Items	1,464		1,464
Inventory Step-up, net of tax	—		2,406

Total Special Items	2,298	$0.05	35,744	$0.71

Adjusted Net Income, Continuing Ops	26,905	$0.53	79,019	$1.56

Adjusted diluted earnings per share from continuing operations of $0.53 and $1.56 for the third quarter and 2012 year-to-date, respectively, are the results measured in the manner most consistent with the Company’s full-year earnings guidance that was provided at the end of the second quarter.

Business Integration and Special Charges

The Company is implementing a comprehensive business integration program to deliver synergies related to the recent acquisition of the Forbo adhesives business and to improve the performance of the EIMEA operating segment. The table below provides an estimate of the expected costs of executing this multi-year project. In addition, the table lists, for each cost element, the costs incurred in the current quarter, year-to-date period, and since the project’s inception in the fourth quarter of 2011:

	Expected Costs	Costs Incurred
		Q3 2012	YTD Q3 2012	Total To-Date
Cost Elements	($ millions)	($ millions)	($ millions)	($ millions)
Acquisition and transformation related	35	3	16	23
Workforce reduction	53	0	24	24
Facility exit	17	0	0	1
Other related	10	1	1	1

Total cash costs	115	4	41	49
Total non-cash costs	6	1	2	2

Fiscal 2012 Outlook:

The Company’s adjusted continuing operations earnings guidance for the 2012 fiscal year remains as a range of $2.10 to $2.15 per diluted share. The full year revenue outlook has been revised down to a range of $1,875 million and $1,900 million, reflecting a slight slow-down in industrial adhesives end markets globally. This guidance excludes all special charges associated with the business integration project and the one-time negative impact of the fair value inventory step-up portion of the Forbo acquisition purchase accounting, which was recorded in the second quarter and totaled $0.05 per diluted share. Guidance for continuing operations results exclude all income statement impacts of the Paints business.

The table below shows each of the elements of the Company’s current guidance. All amounts shown are presented on the basis described above, excluding the Paints business.

		Expected Full-Year
Net Revenue ($ millions)	Revised Lower	$1,875 to $1,900
Earnings per Share	No Change	$2.10 to $2.15
Core Tax Rate	No Change	30%
Capex ($ millions)	Revised Lower	$40
EBITDA ($ millions)	No Change	$210

Conference Call:

The Company will host an investor conference call to discuss third quarter 2012 results on Thursday, September 27, 2012, at 9:30 a.m. Central U.S. time (10:30 a.m. Eastern U.S. time). The conference call audio and accompanying presentation slides will be available to all interested parties via a simultaneous webcast at www.hbfuller.com under the Investor Relations section. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event along with the accompanying presentation will be archived on the Company’s website.

Regulation G:

The information presented in this earnings release regarding regional operating income, regional operating margin, adjusted diluted earnings per share, adjusted diluted earnings per share from continuing operations and earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below.

About H.B. Fuller Company:

For 125 years, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. Recognized for unmatched technical support and innovation, H.B. Fuller brings knowledge and expertise to help its customers find precisely the right formulation for the right performance. With fiscal 2011 net revenue of $1.6 billion, H.B. Fuller serves customers in packaging, hygiene, general assembly, paper converting, woodworking, construction, automotive and consumer businesses. For more information, visit us at www.hbfuller.com and subscribe to our blog.

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Company’s ability to effectively integrate and operate acquired businesses; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the Company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the Company’s SEC 10-Q filings of July 6, 2012, March 30, 2012 and 10-K filing for the fiscal year ended December 3, 2011. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the Company and the regions where the Company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, management’s best estimates of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	13 Weeks Ended September 1, 2012	Percent of Net Revenue	13 Weeks Ended August 27, 2011	Percent of Net Revenue
Net revenue	$500,535	100.0%	$363,071	100.0%
Cost of sales	(366,211)	(73.2%)	(260,058)	(71.6%)

Gross profit	134,324	26.8%	103,013	28.4%
Selling, general and administrative expenses	(91,355)	(18.3%)	(72,052)	(19.8%)
Special charges, net	(4,654)	(0.9%)	—	0.0%
Other income (expense), net	(622)	(0.1%)	1,716	0.5%
Interest expense	(5,950)	(1.2%)	(2,763)	(0.8%)

Income from continuing operations before income taxes and income from equity method investments	31,743	6.3%	29,914	8.2%
Income taxes	(9,358)	(1.9%)	(9,831)	(2.7%)
Income from equity method investments	2,222	0.4%	2,094	0.6%

Income from continuing operations	24,607	4.9%	22,177	6.1%
Income from discontinued operations, net of tax	58,716	11.7%	1,214	0.3%

Net income including non-controlling interests	83,323	16.6%	23,391	6.4%
Net income attributable to non-controlling interests	(55)	(0.0%)	(171)	(0.0%)

Net income attributable to H.B. Fuller	$83,268	16.6%	$23,220	6.4%

Basic income per common share attributable to H.B. Fuller[a]
Income from continuing operations	0.49		0.45
Income from discontinued operations	1.18		0.02

	$1.68		$0.47

Diluted income per common share attributable to H.B. Fuller[a]
Income from continuing operations	0.48		0.44
Income from discontinued operations	1.16		0.02

	$1.64		$0.47

Weighted-average common shares outstanding:
Basic	49,627		49,000
Diluted	50,699		49,917
Dividends declared per common share	$0.085		$0.075

[a]	Income per share amounts may not add due to rounding

Selected Balance Sheet Information (subject to change prior to filing of the Company’s Quarterly Report on Form 10-Q)

	September 1, 2012	December 3, 2011	August 27, 2011
Cash & cash equivalents	$207,745	$154,649	$147,633
Trade accounts receivable, net	319,190	217,424	221,278
Inventories	216,025	116,443	152,385
Trade payables	163,361	104,418	129,865
Total assets	1,747,927	1,227,709	1,221,661
Total debt	532,451	232,296	238,146

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	39 Weeks Ended September 1, 2012	Percent of Net Revenue	39 Weeks Ended August 27, 2011	Percent of Net Revenue
Net revenue	$1,372,984	100.0%	$1,042,540	100.0%
Cost of sales	(999,422)	(72.8%)	(750,969)	(72.0%)

Gross profit	373,562	27.2%	291,571	28.0%
Selling, general and administrative expenses	(259,340)	(18.9%)	(210,191)	(20.2%)
Special charges	(43,263)	(3.2%)	—	0.0%
Asset impairment charges	(671)	(0.0%)	(332)	(0.0%)
Other income (expense), net	25	0.0%	1,931	0.2%
Interest expense	(14,317)	(1.0%)	(7,916)	(0.8%)

Income from continuing operations before income taxes and income from equity method investments	55,996	4.1%	75,063	7.2%
Income taxes	(19,288)	(1.4%)	(23,458)	(2.3%)
Income from equity method investments	6,567	0.5%	6,431	0.6%

Income from continuing operations	43,275	3.2%	58,036	5.6%
Income from discontinued operations	57,386	4.2%	4,414	0.4%

Net income including non-controlling interests	100,661	7.3%	62,450	6.0%
Net (income) loss attributable to non-controlling interests	(151)	(0.0%)	246	0.0%

Net income attributable to H.B. Fuller	$100,510	7.3%	$62,696	6.0%

Basic income per common share attributable to H.B. Fuller
Income from continuing operations	0.87		1.19
Income from discontinued operations	1.16		0.09

	$2.03		$1.28

Diluted income per common share attributable to H.B. Fuller
Income from continuing operations	0.85		1.17
Income from discontinued operations	1.14		0.09

	$1.99		$1.26

Weighted-average common shares outstanding:
Basic	49,548		49,009
Diluted	50,558		49,881
Dividends declared per common share	$0.245		$0.220

H.B. FULLER COMPANY AND SUBSIDIARIES

REGION FINANCIAL INFORMATION

In thousands (unaudited)

	13 Weeks Ended September 1, 2012	13 Weeks Ended August 27, 2011
Net Revenue:
North America	$227,824	$159,553
EIMEA	177,493	117,118
Latin America	39,572	36,182
Asia Pacific	55,646	50,218

Total H.B. Fuller	$500,535	$363,071

Regional Operating Income:[2]
North America	$31,777	$21,559
EIMEA	6,269	6,221
Latin America	3,310	1,291
Asia Pacific	1,613	1,890

Total H.B. Fuller	$42,969	$30,961

Depreciation Expense:
North America	$4,517	$3,219
EIMEA	3,330	2,484
Latin America	587	490
Asia Pacific	1,090	1,031

Total H.B. Fuller	$9,524	$7,224

Amortization Expense:
North America	$2,941	$2,032
EIMEA	1,781	234
Latin America	62	4
Asia Pacific	460	276

Total H.B. Fuller	$5,244	$2,546

EBITDA:[3]
North America	$39,235	$26,810
EIMEA	11,380	8,939
Latin America	3,959	1,785
Asia Pacific	3,163	3,197

Total H.B. Fuller	$57,737	$40,731

Regional Operating Margin:[4]
North America	13.9%	13.5%
EIMEA	3.5%	5.3%
Latin America	8.4%	3.6%
Asia Pacific	2.9%	3.8%

Total H.B. Fuller	8.6%	8.5%

EBITDA Margin:[3]
North America	17.2%	16.8%
EIMEA	6.4%	7.6%
Latin America	10.0%	4.9%
Asia Pacific	5.7%	6.4%

Total H.B. Fuller	11.5%	11.2%

Net Revenue Growth:
North America	42.8%
EIMEA	51.6%
Latin America	9.4%
Asia Pacific	10.8%

Total H.B. Fuller	37.9%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGION FINANCIAL INFORMATION

In thousands (unaudited)

	39 Weeks Ended September 1, 2012	39 Weeks Ended August 27, 2011
Net Revenue:
North America	$611,475	$454,834
EIMEA	482,087	339,633
Latin America	113,724	104,182
Asia Pacific	165,698	143,891

Total H.B. Fuller	$1,372,984	$1,042,540

Regional Operating Income:[2]
North America	$78,008	$55,828
EIMEA	22,302	15,428
Latin America	9,426	4,851
Asia Pacific	4,486	5,273

Total H.B. Fuller	$114,222	$81,380

Depreciation Expense:
North America	$12,167	$9,725
EIMEA	8,896	7,150
Latin America	1,320	1,221
Asia Pacific	3,335	2,897

Total H.B. Fuller	$25,718	$20,993

Amortization Expense:
North America	$8,021	$6,031
EIMEA	3,854	691
Latin America	134	13
Asia Pacific	1,204	820

Total H.B. Fuller	$13,213	$7,555

EBITDA:[3]
North America	$98,196	$71,584
EIMEA	35,052	23,269
Latin America	10,880	6,085
Asia Pacific	9,025	8,990

Total H.B. Fuller	$153,153	$109,928

Regional Operating Margin:[4]
North America	12.8%	12.3%
EIMEA	4.6%	4.5%
Latin America	8.3%	4.7%
Asia Pacific	2.7%	3.7%

Total H.B. Fuller	8.3%	7.8%

EBITDA Margin:[3]
North America	16.1%	15.7%
EIMEA	7.3%	6.9%
Latin America	9.6%	5.8%
Asia Pacific	5.4%	6.2%

Total H.B. Fuller	11.2%	10.5%

Net Revenue Growth:
North America	34.4%
EIMEA	41.9%
Latin America	9.2%
Asia Pacific	15.2%

Total H.B. Fuller	31.7%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGION FINANCIAL INFORMATION

NET REVENUE GROWTH

(unaudited)

13 Weeks Ended September 1, 2012
	North America	EIMEA	Latin America	Asia Pacific	Total HBF
Price	4.8%	2.5%	2.7%	0.8%	3.3%
Volume	0.7%	5.1%	4.3%	(5.1%)	1.7%

Organic Growth	5.5%	7.6%	7.0%	(4.3%)	5.0%
F/X	(0.4%)	(14.4%)	0.0%	(2.2%)	(5.1%)
Acquisition	37.7%	58.4%	2.4%	17.3%	38.0%

	42.8%	51.6%	9.4%	10.8%	37.9%

39 Weeks Ended September 1, 2012
	North America	EIMEA	Latin America	Asia Pacific	Total HBF
Price	8.3%	6.2%	6.2%	2.5%	6.6%
Volume	(0.1%)	2.7%	1.4%	(2.0%)	0.7%

Organic Growth	8.2%	8.9%	7.6%	0.5%	7.3%
F/X	(0.2%)	(8.7%)	0.0%	0.8%	(2.8%)
Acquisition	26.4%	41.7%	1.6%	13.9%	27.2%

	34.4%	41.9%	9.2%	15.2%	31.7%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	13 Weeks Ended September 1, 2012	13 Weeks Ended August 27, 2011
Net income including non-controlling interests	$83,323	$23,391
Income (loss) from discontinued operations	(58,716)	(1,214)
Income from equity method investments	(2,222)	(2,094)
Income taxes	9,358	9,831
Interest expense	5,950	2,763
Other income (expense), net	622	(1,716)
Special charges	4,654	—

Regional Operating Income[2]	42,969	30,961
Depreciation expense	9,524	7,224
Amortization expense	5,244	2,546

EBITDA[3]	$57,737	$40,731

	39 Weeks Ended September 1, 2012	39 Weeks Ended August 27, 2011
Net income including non-controlling interests	$100,661	$62,450
Income from discontinued operations	(57,386)	(4,414)
Income from equity method investments	(6,567)	(6,431)
Income taxes	19,288	23,458
Interest expense	14,317	7,916
Other income (expense), net	(25)	(1,931)
Asset impairment charges	671	332
Special charges	43,263	—

Regional Operating Income[2]	114,222	81,380
Depreciation expense	25,718	20,993
Amortization expense	13,213	7,555

EBITDA[3]	$153,153	$109,928

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	13 Weeks Ended September 1, 2012	13 Weeks Ended August 27, 2011
Net revenue	$500,535	$363,071
Cost of sales	(366,211)	(260,058)

Gross profit	134,324	103,013
Selling, general and administrative expenses	(91,355)	(72,052)

Regional operating income[2]	42,969	30,961
Depreciation expense	9,524	7,224
Amortization expense	5,244	2,546

EBITDA[3]	$57,737	$40,731
EBITDA margin[3]	11.5%	11.2%

	39 Weeks Ended September 1, 2012	39 Weeks Ended August 27, 2011
Net revenue	$1,372,984	$1,042,540
Cost of sales	(999,422)	(750,969)

Gross profit	373,562	291,571
Selling, general and administrative expenses	(259,340)	(210,191)

Regional operating income[2]	114,222	81,380
Depreciation expense	25,718	20,993
Amortization expense	13,213	7,555

EBITDA[3]	$153,153	$109,928
EBITDA margin[3]	11.2%	10.5%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

		13 Weeks Ended September 1, 2012	Adjustments	Adjusted 13 Weeks Ended September 1, 2012
Net revenue		$500,535	$—	$500,535
Cost of sales		(366,211)	—	(366,211)

Gross profit		134,324	—	134,324
Selling, general and administrative expenses		(91,355)	—	(91,355)
Acquisition and transformation related costs	(2,916)
Workforce reduction costs	(36)
Facility exit costs	(867)
Other related costs	(835)

Special charges		(4,654)	(4,654)	—
Other income (expense), net		(622)	—	(622)
Interest expense		(5,950)	—	(5,950)

Income from continuing operations before income taxes and income from equity method investments		31,743	(4,654)	36,397
Income taxes		(9,358)	2,356	(11,714)
Income from equity method investments		2,222	—	2,222

Net income from continuing operations		24,607	(2,298)	26,905
Income (loss) from discontinued operations		58,716	—	58,716

Net income including non-controlling interests		83,323	(2,298)	85,621
Net (income) loss attributable to non-controlling interests		(55)	—	(55)

Net income attributable to H.B. Fuller		$83,268	$(2,298)	$85,566

Basic income per common share attributable to H.B. Fuller
Income (loss) from continuing operations		0.49	(0.05)	0.54
Income (loss) from discontinued operations		1.18	—	1.18

		$1.68	$(0.05)	$1.73

Diluted income per common share attributable to H.B. Fuller
Income (loss) from continuing operations		0.48	(0.05)	0.53 [1]
Income (loss) from discontinued operations		1.16	—	1.16

		$1.64	$(0.05)	$1.69

Weighted-average common shares outstanding:
Basic		49,627	49,627	49,627
Diluted		50,699	50,699	50,699

Tax Impacts of Adjustments	Net Charges	Taxes (Paid)/Deducted
U.S. statutory rate of 38.5%	(2,266)	872
Non-U.S. blended rate of 5.9%	(2,388)	142
Tax with no book income	—	(384)
Foreign Tax Credits	—	7,390
Allowance on Brazil Tax Asset	—	(4,200)
Discrete Tax Items, Q3	—	(1,464)

Total	(4,654)	2,356

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

		39 Weeks Ended September 1, 2012	Adjustments	Adjusted 39 Weeks Ended September 1, 2012
Net revenue		$1,372,984	$—	$1,372,984
Cost of sales		(999,422)	(3,314)	(996,108)

Gross profit		373,562	(3,314)	376,876
Selling, general and administrative expenses		(259,340)	—	(259,340)
Acquisition and transformation related costs	(15,950)
Workforce reduction costs	(23,558)
Facility exit costs	(2,363)
Other related costs	(1,392)

Special charges		(43,263)	(43,263)	—
Asset impairment charges		(671)	—	(671)
Other income (expense), net		25	—	25
Interest expense		(14,317)	—	(14,317)

Income from continuing operations before income taxes and income from equity method investments		55,996	(46,577)	102,573
Income taxes		(19,288)	10,833	(30,121)
Income from equity method investments		6,567	—	6,567

Income from continuing operations		43,275	(35,744)	79,019
Income from discontinued operations		57,386	—	57,386

Net income including non-controlling interests		100,661	(35,744)	136,405
Net (income) loss attributable to non-controlling interests		(151)	—	(151)

Net income attributable to H.B. Fuller		$100,510	$(35,744)	$136,254

Basic income per common share attributable to H.B. Fuller
Income (loss) from continuing operations		0.87	(0.72)	1.59
Income from discontinued operations		1.16	—	1.16

		$2.03	$(0.72)	$2.75

Diluted income per common share attributable to H.B. Fuller*
Income (loss) from continuing operations		0.85	(0.71)	1.56 [1]
Income from discontinued operations		1.14	—	1.14

		$1.99	$(0.71)	$2.69

Weighted-average common shares outstanding:
Basic		49,548	49,548	49,548
Diluted		50,558	50,558	50,558

*	Income per share amounts may not add due to rounding

Tax Impacts of Adjustments	Net Charges	Taxes (Paid)/Deducted
Special Charges:
U.S. statutory rate of 38.4%	(6,263)	2,406
Non-U.S. blended rate of 15.3%	(30,370)	4,643
Tax with no book income	—	1,150
Not subject to tax	(6,630)
Inventory Step-Up:
Inventory Step Up	(3,314)	908
All Other Tax Impacts:
Foreign Tax Credits		7,390
Allowance on Brazil Tax Assets		(4,200)
Discrete Tax Items, Q3	—	(1,464)

Total	(46,577)	10,833

[1]

Adjusted diluted earnings per share (EPS) from continuing operations is a non-GAAP financial measure. First, second and third quarters of 2012 exclude special charges associated with two previously announced events: the EIMEA business transformation project and the expenses associated with the Forbo acquisition integration project, which have been combined and are now referred to as the “business integration”. Special charges, net amounted to $6.5 million, $32.1 million and $4.7 million on a pre-tax basis ($0.14 per diluted share, $0.47 per diluted share, and $0.08 per diluted share) in the first, second and third quarter, respectively. During the second quarter of 2012, the Company recorded a one-time negative impact of the fair value step-up on the inventory acquired with the Forbo business on the gross profit margin line of the income statement. On a pre-tax basis, this “step-up” amounted to $3.3 million dollars ($0.05 per diluted share). Lastly, during the third quarter of 2012, various discrete items impacted the quarters results. These tax items, described above in detail, had a positive impact on net income of $1.7 million dollars ($0.03 per diluted share). A full reconciliation is provided in the tables above.

[2]

Regional operating income is defined as gross profit less SG&A expense. Items that are reported on the special charges line of the income statement are excluded from the regional operating income calculation. In Q1 2012,Q2 2012, and Q3 2012, special charges, net totaled $6.5 million, $32.1 million, and $4.7 million, respectively.

[3]

EBITDA is a non-GAAP financial measure defined on a consolidated basis as gross profit, less SG&A expense, plus depreciation expense, plus amortization expense. On a regional basis it is defined as operating income, plus depreciation expense, plus amortization expense. EBITDA margin is defined as EBITDA divided by net revenue.

[4]	Regional operating margin is a non-GAAP financial measure defined as gross profit, less SG&A expense, divided by net revenue.